As filed with the Securities and Exchange Commission on September 24, 2008.

                                                     Registration No. 333-152881



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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------


                               AMENDMENT NO. 3 TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         COMPETITIVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                  ------------

         DELAWARE                     6794                   36-2664428
  (State or other juris-       (Primary Standard           (I.R.S. Employer
   diction of incorpor-     Industrial Classification    Identification Number)
  ation or organization)          Code Number)

                         777 COMMERCE DRIVE, SUITE 100
                          FAIRFIELD, CONNECTICUT 06825
                                 (203) 368-6044
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                                  JOHN B. NANO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         COMPETITIVE TECHNOLOGIES, INC.
                         777 COMMERCE DRIVE, SUITE 100
                          FAIRFIELD, CONNECTICUT 06825
                                 (203) 368-6044
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

                            M. RICHARD CUTLER, ESQ.
                                CUTLER LAW GROUP
                           3206 WEST WIMBLEDON DRIVE
                             AUGUSTA, GEORGIA 30909
                           TELEPHONE: (706) 737-6600
                           FACSIMILE: (706) 738-1966

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large  accelerated  filer      [ ]          Accelerated  filer               [ ]
Non-accelerated  filer         [ ]          Smaller  reporting  company      [x]
(Do not check if a smaller
 reporting company)

                        CALCULATION OF REGISTRATION FEE

                              PROPOSED       PROPOSED
TITLE OF EACH                 MAXIMUM        MAXIMUM
CLASS OF          AMOUNT      OFFERING       AGGREGATE    AMOUNT OF
SECURITIES TO     TO BE       PRICE          OFFERING     REGISTRATION
BE REGISTERED     REGISTERED  PER SHARE(1)   PRICE(1)     FEE
----------------  ----------  -------------  -----------  -------------
Common Stock,
par value $0.01
per share          1,605,467  $        2.38  $ 3,821,011  $      150.24
----------------  ----------  -------------  -----------  -------------

(1)
     Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common stock, as reported on the American Stock Exchange on July 25, 2008. Under the common stock purchase agreement, Fusion Capital has agreed to purchase up to $5.0 million of newly issued CTT common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee and the American Stock Exchange additional listing fee.

     Securities and Exchange Commission registration fee                $    150
     American Stock Exchange Additional listing fees                      32,109
     Accounting fees and expenses                                         20,000
     Legal fees and expenses                                              50,000
     Registrar and transfer agent's fees and expenses                      1,000
     Printing and engraving expenses                                       2,000
     Miscellaneous                                                         4,741
                                                                           -----
     Total expenses                                                     $110,000
                                                                        ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our bylaws we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of CTT) by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Our bylaws also give us the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

Our bylaws also provide that to the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against

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expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws further provide that our Board of Directors may authorize, by a vote of a majority of the full Board of Directors, us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power to indemnify such person against liability under the provisions of our bylaws.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Since July 25, 2005, CTT has made the following sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):


In July 2008, the Company issued to Fusion Capital 63,280 shares of common stock as the initial commitment shares in consideration of the equity financing of up to $5.0 million which is being provided to the Company by Fusion Capital. These securities were issued by the Company without registration in reliance upon an exemption under Section 4(2) of the Securities Act because the offer and sale was made in a privately negotiated transaction. The share certificate issued to Fusion Capital has been appropriately legended. The Company ascertained that Fusion Capital is an accredited investor and otherwise took steps to assure compliance with private placement requirements.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

3.1 Unofficial restated certificate of incorporation of the registrant as amended to date filed (on April 1, 1998) as Exhibit 4.1 to registrant's Registration Statement on Form S-8, File Number 333-49095 and hereby incorporated by reference.

3.2 By-laws of the registrant as amended effective October 14, 2005, filed (on December 12, 2005) as Exhibit 3.2 to registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2005, and hereby incorporated by reference.


5.1 Opinion of Cutler Law Group as to the legality of the shares of CTT common stock being registered.


10.1 Registrant's Restated Key Employees' Stock Option Plan filed (on January 29, 2003) as Exhibit 4.3 to registrant's Registration Statement on Form S-8, File Number 33-87756, and hereby incorporated by reference.

10.2     Registrant's Annual Incentive Plan filed (on November 25, 2005) as
Exhibit 99.1 to registrant's Current Report on Form 8-K dated November 22, 2005, and hereby incorporated by reference.

10.3 Registrant's 2000 Directors Stock Option Plan as amended January 24, 2003, filed (on January 29, 2003) as Exhibit 4.4 to registrant's Registration Statement on Form S-8, File Number 333-102798 and hereby incorporated by reference.

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10.4     Registrant's 1996 Directors' Stock Participation Plan as amended
January 14, 2005, filed (on January 21, 2005) as Exhibit 10.2 to registrant's Current Report on Form 8-K, and hereby incorporated by reference.

10.5 Registrant's 1997 Employees' Stock Option Plan as amended January 14, 2005, filed (on January 21, 2005) as Exhibit 4.3 to registrant's Current Report on Form 8-K, and hereby incorporated by reference.

10.6 Severance Agreement and General Release between registrant and Frank R. McPike, Jr. effective November 1, 2003, filed (on March 16, 2004) as Exhibit
10.2 to registrant's Form 10-Q for the quarterly period ended January 31, 2004, and hereby incorporated by reference.

10.7 Common Stock Purchase Agreement between the registrant and Fusion Capital Fund II, LLC dated February 25, 2004 filed (on February 27, 2004) as
Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 25, 2004, and hereby incorporated by reference.

10.8 Registration Rights Agreement between the registrant and Fusion Capital Fund II, LLC dated February 25, 2004 filed (on February 27, 2004) as Exhibit
10.2 to registrant's Current Report on Form 8-K dated February 25, 2004, and hereby incorporated by reference.

10.9 Amended and Restated Employment Agreement by and between registrant and Donald J. Freed effective October 1, 2005, filed (on October 13, 2005) as
Exhibit 10.22 to registrant's Annual Report on Form 10-K for the year ended July 31, 2005, and hereby incorporated by reference.

10.10 Amendment number one made February 15, 2006, to Amended and Restated Employment Agreement, dated as of October 1, 2005, between registrant and Donald
J. Freed, filed (on February 23, 2006) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 23, 2006, and hereby incorporated by reference.

10.11 Employment Agreement dated as of February 15, 2006 between registrant and Michael E. Kiley, filed (on February 23, 2006) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 23, 2006, and hereby incorporated by reference.

10.12 Lease agreement dated April 28, 2006, between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC, and Competitive Technologies, Inc. filed (on June 9, 2006) as
Exhibit 10.27 to registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006, and hereby incorporated by reference.

10.13 Amendment to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC, and Competitive Technologies, Inc., filed (on October 30, 2006) as Exhibit 10.17 to registrant's Annual Report on Form 10-K for the year ended July 31, 2006, and hereby incorporated by reference.

10.14 Employment Agreement dated February 2, 2007 between registrant and John B. Nano, filed (on February 6, 2007) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 6, 2007, and hereby incorporated by reference.

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
10.15 Stock Purchase Agreement dated April 17, 2007 between registrant and Betty Rios Valencia, and Agrofrut E.U. filed on April 19, 2007 as Exhibit 10.1 to registrant's Current Report on Form 8-K dated April 19, 2007, and hereby incorporated by reference.

10.16 Second Amendment to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC and Competitive Technologies, Inc., and hereby incorporated by reference.

10.17 Common Stock Purchase Agreement, dated as of July 22, 2008, by and between the Company and Fusion Capital Fund II, LLC. Filed (on July 25, 2008) as
Exhibit 10.1 to registrant's Current Report on Form 8-K dated July 25, 2008, and hereby incorporated by reference.

10.2 Registration Rights Agreement, dated as of July 22, 2008, by and between the Company and Fusion Capital Fund II, LLC. Filed (on July 25, 2008) as
Exhibit 10.2 to registrant's Current Report on Form 8-K dated July 25, 2008, and hereby incorporated by reference.

21       Subsidiaries of registrant. Incorporated by reference to the original filing of this Registration Statement on Form S-1.


23.1 Consent of Mahoney Cohen & Company, CPA, P.C. Filed as Exhibit 23.1 to Amendment No. 2 to this Registration Statement on Form S-1, and hereby incorporated by reference.

23.2 Consent of BDO Seidman, LLP. Filed as Exhibit 23.2 to Amendment No. 2 to this Registration Statement on Form S-1, and hereby incorporated by reference.



23.3     Consent of Cutler Law Group (included in opinion filed as Exhibit 5.1).


23.4 Power of Attorney of Directors of Competitive Technologies, Inc. (included on the signature page of the original filing of this Registration Statement on Form S-1).


(b)  Financial Statement Schedules

No financial statement schedules are required.

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

ITEM 17.  UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (Sec. 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (Sec. 239.13 of this chapter) or Form F-3 (Sec. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) that is part of the registration statement.

          (C) Provided further, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Sec. 239.11 of this chapter) or Form S-3 (Sec. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (Sec. 229.1100(c)).


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     (2)     That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of this registration statement relating to an offering shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing

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provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on September 24, 2008



                              COMPETITIVE TECHNOLOGIES, INC.


                              By: \s\ John B. Nano
                                  ----------------
                              JOHN B. NANO, CHAIRMAN, PRESIDENT AND CEO



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                            Date
---------                    -----                            ----


\s\ John B. Nano              Chairman, President and         September 24, 2008
----------------              CEO, Interim CFO (Principal
John B. Nano                  Executive, Financial and
                              Accounting Officer)

\s\ John B. Nano              Director                        September 24, 2008
----------------
Rustin Howard*


\s\ John B. Nano              Director                        September 24, 2008
----------------
William L. Reali*


\s\ John B. Nano              Director                        September 24, 2008
----------------
Richard D. Hornidge, Jr.*


\s\ John B. Nano              Director                        September 24, 2008
----------------
Ralph S. Torello*


\s\ John B. Nano              Director                        September 24, 2008
----------------
Joel M. Evans, MD*


* By John B. Nano, power of attorney



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